Exhibit 99

                                     (Logo)

                PHC, INC. ANNOUNCES FISCAL 2003 FINANCIAL RESULTS


FOR IMMEDIATE RELEASE

Company Contact:                    Investor Relations Contact:
---------------                     --------------------------
PHC, Inc.                           Hayden Communications, Inc.
Bruce A. Shear                      Matthew Hayden
978-536-2777                        843-272-4653

>>   4TH QUARTER  REVENUES  INCREASED 9% TO $6,313,932  FROM  $5,814,310
>>   10TH CONSECUTIVE QUARTER OF PROFITABILITY
>>   FISCAL 2003 REVENUES  INCREASED 5% TO $23,833,323  FROM $22,698,268
>>   2003 NON-PATIENT OPERATIONS REVENUE INCREASED 63%
>>   CASH AND EQUIVILENTS INCREASED 142% TO $494,991 ON JUNE 30, 2003
>>   SHAREHOLDER'S EQUITY INCREASED 214% TO $1,935,257 ON JUNE 30th

Peabody, MA, September 22, 2003 -- PHC, Inc., d.b.a. Pioneer Behavioral Health (OTC Bulletin Board: PIHC), a leading provider of inpatient and outpatient behavioral health services, today announced its fourth quarter and year end financial results for fiscal 2003, which ended June 30, 2003.

Revenues for the fourth quarter increased 9% to $6,313,932 from the $5,814,310 reported in the fiscal fourth quarter of 2002. Net income from ongoing operations for the quarter increased 6% to $192,066 from $181,444 reported in the year ago period. Net income applicable to common shareholders for the three months was $179,786, or $.01 per diluted share, compared to $167,561, or $.01 per diluted share for the fourth quarter of fiscal 2002. This was the Company's 10th consecutive quarter of profitability.

Revenues for the fiscal year ended June 30, 2003 increased 5% to $23,833,323 from $22,698,268 in fiscal 2002. Revenue from non-patient operations increased 63% to $2,590,146 from $1,589,164 reported in the year ago period. More specifically, revenue from the Company's Wellplace division nearly doubled to $1,649,374 in 2003 from 842,345 in 2002. Net income applicable to common shareholders for the year was $977,742, or $.07 per diluted share, compared to $1,083,895 or $.09 per diluted share in 2002. The number of diluted shares outstanding increased to 14,564,078 on June 30, 2003 from 11,012,861 reported on June 30, 2002.

The balance sheet continues to strengthen with a current ratio of 1.14:1 on June 30, 2003. Shareholder's equity increased 8% to $1,935,257 on June 30th, from $1,793,678 on March 31, 2003, and increased a record 214% from the $615,985 reported on June 30, 2002. Cash and equivalents also increased substantially to $494,991 on June 30, 2003, from $204,564 on June 30, 2002, an increase of 142%.
In addition, the Company retired $549,902 in long-term debt and paid down $365,083 on its revolving line of credit. Interest expense during fiscal 2003 decreased to $542,269 from the $790,955 paid during fiscal 2002.








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
BruceA. Shear, Chairman and Chief Executive Officer commented, "We are very pleased to announce another good year for PHC. We reported our tenth consecutive profitable quarter along with positive revenue growth for both the fourth quarter and fiscal year. The fourth quarter revenue growth in particular supports our goal of reporting double-digit total revenue growth for next year. The Company's balance sheet continues to improve as evidenced by a 142% increase in cash, and an increase of 214% in shareholder's equity from last year. We will continue to pay down debt, which further strengthens our balance sheet and reduces our interest expense going forward.

The highlight of our year was the growth in revenues from Wellplace, formerly known as Pioneer Development and Support Services ("PDS2"). Wellplace revenues increased 95% to $1,649,374 in 2003 from $842,345 for the year ended June 30, 2002. This increase was primarily due to the inclusion of the Nebraska smoking cessation contract signed in May of 2002 and the Wayne County call center contract, which began in March 2003. Moving forward we plan to actively pursue additional smoking cessation contracts in other states to further capitalize on the $242 billion in Tobacco Settlement funding which has been earmarked for such services. In addition to growing our Wellplace division, we are actively pursuing acquisition candidates, which will compliment growth in our Pharmaceutical Research Division. We are confident that these promising growth initiatives, when coupled with an improving economy, will allow us to grow our business during the 2004 fiscal year."

For additional information regarding the Company's operations and litigation involving the Company, see the Annual Report of Form 10-KSB for the year ending June 30, 2003 filed on September 19, 2003.

About  Pioneer  Behavioral  Health

Pioneer Behavioral Health's core business provides inpatient and outpatient behavioral healthcare services. The company contracts with national insurance companies,  major  transportation  and gaming  companies  to provide  behavioral health services. Pioneer also owns and operates Wellplace.com, a leading Internet-based provider of behavioral health services to consumers and professionals. For more information, please visit our web site at www.phc-inc.com or www.haydenir.com.

This press release may include forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the company and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release (or during this conference call). These factors and risks are discussed in the company's annual report on Form 10-KSB for the years ended June 30, 2000 and 2001, copies of which were filed with the Securities and Exchange Commission, and in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission since October 2001

                                - tables follow -





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

                                   PHC, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                           FOR THE                FOR THE
                                        THREE MONTHS           TWELVE MONTHS
                                           ENDED                  ENDED
                                ___________________________________________________________

                                    06/30/03       06/30/02        06/30/03     06/30/02
                                ___________________________________________________________

Total Revenue                      $6,313,932    $5,814,310      $23,833,323   $22,698,268

Net Income from Ongoing
  Operations before dividends         192,066       181,444*       1,002,516     1,100,244**

Net loss Attributable to Closed
  Operations                          (12,280)       (2,577)         (24,774)      (16,349)

Net income                            179,786       178,867*         977,742     1,083,895**

Income Applicable To
  Common Shareholders                 179,786       167,561*         977,742       985,484 **

Basic Earnings Per Share                  .01           .01              .07          0.10

Diluted Earnings Per Share                .01           .01              .07          0.09

Basic Shares Outstanding           14,066,254    12,005,155       13,944,047    10,232,286

Diluted Shares Outstanding         14,774,203    13,095,085       14,564,078    11,012,861

*    Includes  $255,000 for options repriced in Fiscal 2001

**   Includes $264,000 charge for options repriced in Fiscal 2001



                            BALANCE SHEET HIGHLIGHTS

                                   June 30th     March 31st     June 30th
                                      2003          2003            2002
                                _____________________________________________
Cash                            $  494,991      $  281,848       $  204,564
Total Current Assets            $6,145,489      $6,014,356       $6,253,460
Net Property and Equipment      $1,295,113      $1,306,108       $1,259,648
Total Assets                    $9,411,723      $9,373,838       $9,473,615
                               ____________    ____________      _____________

Total Current Liabilities       $5,409,312      $5,722,920       $6,407,545
Total Long Term Debt            $2,030,285      $1,819,026       $2,428,945
Total Liabilities               $7,476,466      $7,580,160       $8,857,630
                               ____________    ____________      _____________

Shareholder's Equity            $1,935,257      $1,793,678       $  615,985
Total Liabilities and Equity    $9,411,723      $9,373,838       $9,473,615
                               ____________    ____________      _____________






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